                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

         We consent to the inclusion in this Registration Statement on Form S-4 (File No._____ ) of our reports dated February 9, 1995 and March 16, 1995 on our audits of the financial statements of Fall Creek Resort, L.P. and Cypress Pointe Resort, L.P., respectively, as of December 31, 1994 and for each of the two years in the period then ended (not presented separately in this Registration Statement). We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                                      Coopers & Lybrand

Orlando, Florida
November 15, 1996

                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

         We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-_____ ) of our reports dated March 29, 1996 and April 9, 1996 on our audits of the financial statements of AKGI Flamingo CVoa and AKGI Royal Palm CVoa, respectively, as of December 31, 1995 and for the period May 23, 1995 through December 31, 1995 (not presented separately in this Registration Statement). We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                                         Coopers & Lybrand

Philipsburg, St. Maarten
November 15, 1996